Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933
                                  VAXGEN, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                   94-3236309
 (State or other jurisdiction           (I.R.S. employer identification no.)
of incorporation or organization)

                        1000 Marina Boulevard, Suite 200
                           Brisbane, California 94005
                                 (650) 624-1000
               (Address of principal executive offices) (Zip code)

            VaxGen, Inc. Amended and Restated 1996 Stock Option Plan
                 VaxGen, Inc. 2001 Employee Stock Purchase Plan
          Employment Agreement between Lance K. Gordon and VaxGen, Inc.
                            (Full title of the plan)

                                 Lance K. Gordon
                             Chief Executive Officer
                        1000 Marina Boulevard, Suite 200
                           Brisbane, California 94005
                                 (650) 624-1000
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                                   Copies to:
            Carter A. Lee                            Mark Hoffman, Esq.
    Senior Vice President, Finance            Gray Cary Ware & Freidenrich LLP
          and Administration                  999 Third Avenue, Suite 4000
    1000 Marina Boulevard, Suite 200            Seattle, Washington 98104
     Brisbane, California 94005                 Telephone: (206) 839-4800
     Telephone: (650) 624-1000                  Facsimile: (206) 839-4801
     Facsimile: (650) 624-1001

                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                                              Proposed
     Title of                                       Proposed maximum           maximum                Amount of
  Securities to                 Amount to be            offering           aggregate offering       registration
  be registered(1)             registered(2)         price per share(3)         price(3)                fee(4)
------------------------------------------------------------------------------------------------------------------
Amended and Restated 1996 Stock Option Plan
-------------------------------------------
Common Stock, Par Value
$0.01                              1,500,000             $11.25               $16,875,000             $4,033.13

2001 Employee Stock Purchase Plan
---------------------------------
Common Stock, Par Value
$0.01                                300,000             $ 9.56               $ 2,868,000             $  685.45

Employment Agreement between Lance K. Gordon and VaxGen
-------------------------------------------------------
Common Stock, Par Value
$0.01                                400,000             $11.25               $ 4,500,000             $1,075.50

TOTALS                             2,200,000                                  $24,243,000             $5,794.08

_________________

1 The securities to be registered include options and rights to acquire Common Stock.

2 Pursuant to Rule 416(a), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to options under the Amended and Restated 1996 Stock Option Plan and the Employment Agreement with Lance K. Gordon, the price is based upon the average of the high and low prices of the Common Stock on March 20, 2002, as reported on the Nasdaq National Market. The 2001 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on March 20, 2002, as reported on the Nasdaq National Market.

4 Includes $19.64 previously paid by the Registrant (File No. 333-63258) on June 18, 2001.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the registrant's latest fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission on March 30, 2001;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

     (c) The description of the registrant's Common Stock set forth in the registration statement on Form 8-A filed by the registrant with the Securities and Exchange Commission on June 29, 1999, under Section 12(g) of the Exchange Act (File No. 0-26483).

     All documents filed by the registrant with the Securities and Exchange Commission after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant has entered into agreements with certain of its directors that require the Registrant to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the registrant or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Registrant has also secured insurance on behalf of its executive officers and directors for certain liabilities arising out of their actions in such capacities.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Exhibit Index.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and


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

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brisbane, state of California, on this 25th day of March, 2002.

                                      VAXGEN, INC.


                                      By: /s/ Lance K. Gordon
                                         ------------------------
                                          Lance K. Gordon
                                          Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of VaxGen, Inc. whose signatures appear below, hereby constitute and appoint Lance K. Gordon and Carter A. Lee, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                         Date
       ---------                       -----                         ----

/s/ Lance K. Gordon          Chief Executive Officer and         March 25, 2002
-------------------------    Director (Principal Executive
Lance K. Gordon              Officer)


/s/ Carter A. Lee            Senior Vice President Finance &     March 25, 2002
-------------------------    Administration (Principal
Carter A. Lee                Financial and Accounting Officer)


/s/ Donald P. Francis        President and Director              March 25, 2002
-------------------------
Donald P. Francis

/s/ Phillip W. Berman        Senior Vice President, Research     March 25, 2002
-------------------------    and Development, Director
Phillip W. Berman

                             Director                            March __, 2002
-------------------------
David W. Beier

/s/ Randall L-W. Caudill     Director                            March 25, 2002
-------------------------
Randall L-W. Caudill

                             Director                            March __, 2002
-------------------------
Stephen C. Francis

/s/ Ruth B. Kunath           Director                            March 25, 2002
-------------------------
Ruth B. Kunath

/s/ William D. Young         Director                            March 25, 2002
-------------------------
William D. Young

                                            EXHIBIT INDEX

4.1   Amended and Restated Certificate of Incorporation

4.2 Certificate of Designations, Rights and Preferences of Series A 6% Cumulative Convertible Preferred Stock

4.3   Amendment to the Amended and Restated Certificate of Incorporation

4.4 Bylaws of the registrant are incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 11, 1999 (No. 333-78065)

5     Opinion of Gray Cary Ware & Freidenrich LLP

23.1  Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5)

23.2  Consent of Independent Auditors

24 Powers of Attorney (included in signature pages to this registration statement)


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